UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 31, 2018	333-132456
Date of Report (Date of earliest event reported)	Commission File Number

SECURITY DEVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	71-1050654
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

107 Audubon Road, Bldg 2, Suite 201
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices) (Zip Code)

(978) 868-5011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging Growth Company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.02        Unregistered Sales of Equity Securities

            On October 31, 2018 Security Devices International Inc. (“SDI” or the “Company”) (CSE: SDZ) (OTCQB: SDEV), announces the issuance of 6,666,666 shares (the “Shares”) of its common stock to FinTekk AP, LLC (“FinTekk”) at a deemed price of US$0.15 per share. The Shares are issued pursuant to a Debt Settlement Agreement, to retire a certain debt owing by the Company to FinTekk, which debt arose in connection with a sponsorship agreement (the “Sponsorship Agreement”) dated October 30, 2018. The Sponsorship Agreement details a marketing campaign for the launch of the Company’s new ByrnaTM HD product. The shares are subject to a six-month holding period expiring on April 30, 2019. The Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Exhibit No.	Description
99.1	Memorandum of Understanding

99.2	Debt Settlement Agreement

99.3	Sponsorship Agreement

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY DEVICES INTERNATIONAL, INC.

October 31, 2018		/s/ Dean Thrasher
	Name:	Dean Thrasher
	Title:	Chief Executive Officer